Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Full Year and Q4 2018 Financial Results

•	Record 2018 Recurring Revenues of $997.1 million, Up by 24%

•	Record 2018 Total Revenues of $1.14 billion, Up by 21%

•	Record Q4 Recurring Revenues of $266.4 million, Up by 24%

•	Record Q4 Total Revenues of $304.8 million, Up by 21%

Weston, FL, February 4, 2019 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today our financial results for the year ended and fourth quarter ended December 31, 2018. For the year ended December 31, 2018, Ultimate reported recurring revenues of $997.1 million, a 24% increase, and total revenues of $1.14 billion, a 21% increase, both compared with 2017. Our GAAP net income for the full year of 2018 was $65.1 million, or $2.06 per diluted share, as compared with GAAP net income of $14.1 million, or $0.46 per diluted share, for 2017. Net income for the full year of 2017 was $22.9 million, or $0.74 per diluted share, excluding the impact due to the enactment of the federal Tax Cuts and Jobs Act (the “Tax Act”) of $8.8 million.
Non-GAAP net income for 2018 was $186.2 million, or $5.90 per diluted share, as compared with non-GAAP net income for 2017 of $118.1 million, or $3.84 per diluted share.
For the quarter ended December 31, 2018, Ultimate reported recurring revenues of $266.4 million, a 24% increase, and total revenues of $304.8 million, a 21% increase, both compared with 2017's fourth quarter. Our GAAP net income for the fourth quarter of 2018 was $13.4 million, or $0.42 per diluted share, as compared with GAAP net loss of $(2.1) million, or $(0.07) per share, for the fourth quarter of 2017. GAAP net income for the fourth quarter of 2017 was $6.7 million, or $0.22 per diluted share, excluding the impact of the Tax Act of $8.8 million.
Non-GAAP net income for the fourth quarter of 2018 was $62.4 million, or $1.95 per diluted share, as compared with non-GAAP net income for 2017's fourth quarter of $34.2 million, or $1.11 per diluted share. For further discussion of our non-GAAP financial measures, see "Use of Non-GAAP Financial Information" below.
“In 2018, we achieved our Fifth Championship, delivering more than $1 billion in total annual revenues, and we are now focused on our Sixth Championship of $2 billion in 2021. Our customer base has grown to more than 5,600 organizations, and the number of people records in our Ultimate cloud has expanded to more than 48 million. Our customer retention rate remained consistent at approximately 96% on a year-over-year basis in 2018,” said Scott Scherr, founder, president, and CEO.

“Last month, Fortune and its partner, Great Place to Work, honored Ultimate by ranking us #1 on their list of 50 Best Workplaces in Technology, in the ‘Large Companies’ category. This marks our fourth consecutive year to top this list, and again we thank our people for making this recognition possible. They make our exceptional culture of trust, inclusion, caring, and innovating a day-to-day reality,” added Scherr.

Business Highlights

All events or awards listed below took place in 2018, unless otherwise noted:

•
Ultimate executed on our global strategy by acquiring PeopleDoc—a pioneer in cloud-based HR service delivery with offices in England, France, Germany, and the United States. The addition of the PeopleDoc HR service delivery platform furthers our mission to enhance our customers’ employee experience by offering new, person-centric features, such as an online employee-help center, HR case management, and employee file management.

•	Gartner named Ultimate a “Leader” in its 2018 Magic Quadrant for HCM Suites for both Midmarket and Larger Enterprises based on its criteria for ability to execute and completeness of vision.

•	Nucleus Research recognized Ultimate as a “Leader” in its HCM Value Matrix, for the fourth consecutive year, and awarded Ultimate the top rating for product functionality.

•	Human Resource Executive magazine identified our AI platform, Xander, as one of the Top HR Products of 2018.

•	Customer Sales and Service World Awards named our services team the #1 Customer Service Department of the Year for organizations with 2,500 employees or more, across diverse industries.

•	For culture, Fortune magazine ranked Ultimate #3 on its highly respected 100 Best Companies to Work For list.

•	And also for culture, Ultimate was ranked #4 on Fortune’s and Great Place to Work’s Best Workplaces for Parents and #5 on their Best Workplaces for Diversity lists.

Financial Highlights

•
Recurring revenues from our cloud offering grew by 24% for the fourth quarter of 2018 and by 24% for the 2018 year—both as compared with the same periods in 2017. Recurring revenues were 87% of total revenues for the 2018 year, as compared with 85% of total revenues for the 2017 year.

•	Ultimate’s total revenues for 2018's fourth quarter increased by 21% versus those for 2017's fourth quarter. Ultimate's total revenues for 2018 increased by 21%, compared with those for 2017.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for our recurring revenue cloud customer base as of December 31, 2018.

•
Cash flows from operating activities for the 12 months ended December 31, 2018, were $223.9 million, compared with $214.0 million for the same period of 2017. Our operating cash flow margin for the 12 months ended December 31, 2018, was 19.6%, compared with 22.7% for the same period of 2017. Ultimate’s 2018 cash flow results for both the fourth quarter and for the year include the impact of the PeopleDoc acquisition that closed in late July 2018.

•
Free cash flows were $143.8 million for the 12 months ended December 31, 2018, compared with $136.4 million for the same period of 2017. Our free cash flow margins were 12.6% for the 12 months ended December 31, 2018, compared with 14.5% for the same period of 2017.

Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $162.0 million as of December 31, 2018, compared with $165.1 million as of December 31, 2017.
During the 12 months ended December 31, 2018, we used $64.8 million to acquire 276,708 shares of our common stock, $0.01 par value common stock (“Common Stock”) to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Subsequent Event
On February 4, 2019, the Company announced that it has entered into a definitive merger agreement to be acquired by an investor group led by Hellman & Friedman in an all-cash transaction that values the Company at an aggregate value of approximately $11 billion.  Under the terms of the merger agreement, the Company’s stockholders will receive $331.50 per share in cash upon the closing of the transaction.  The obligation of the parties to complete the merger is subject to customary closing conditions, including, among others, approval by the Company’s stockholders and regulatory approvals. The merger is currently expected to close in the second quarter of 2019.
Conference Call
As a result of the proposed merger, the Company will not host an earnings conference call or provide financial guidance.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 48 million people records in the Ultimate cloud. Our award-winning UltiPro delivers HR, payroll, talent, and time and labor management as well as HR service delivery solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 5,100 professionals. In 2019, Fortune magazine and Great Place to Work ranked Ultimate #1 on their Best Workplaces in Technology list, in the “Large Companies” category, Ultimate’s fourth consecutive year to top the list. In 2018, Fortune ranked Ultimate #3 on its prestigious 100 Best Companies to Work For list, our seventh consecutive year in the top 25; #1 on its 100 Best Workplaces for Women 100 list; and #1 on its Best Workplaces for Millennials list, our second year at the top. Customer Sales and Service World Awards recognized Ultimate’s Services team as the #1 Customer Service Department of the Year in 2018 for companies with 2,500 employees or larger across diverse industries, and the National Customer Service Association named Ultimate its Service Organization of the Year in the “Large Business” category in 2017. Ultimate has more than 5,600 customers worldwide including Bloomin’ Brands, Culligan International, Feeding America, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.
UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
EVP, Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Recurring	$266,443	$214,112	$997,068	$802,300
Services	38,359	37,319	143,478	138,429
Total revenues	304,802	251,431	1,140,546	940,729
Cost of revenues:
Recurring	72,434	55,394	273,165	210,560
Services	40,141	35,659	158,569	143,140
Total cost of revenues	112,575	91,053	431,734	353,700
Gross profit	192,227	160,378	708,812	587,029
Operating expenses:
Sales and marketing	75,812	68,339	285,293	269,781
Research and development	55,588	41,013	203,729	150,583
General and administrative	37,939	30,983	139,192	122,119
Total operating expenses	169,339	140,335	628,214	542,483
Operating income	22,888	20,043	80,598	44,546
Other income (expense):
Interest expense and other, net	(128)	(129)	(693)	(813)
Other income, net	924	34	3,456	397
Total other income (expense), net	796	(95)	2,763	(416)
Income before income taxes	23,684	19,948	83,361	44,130
Provision for income taxes	(10,303)	(22,005)	(18,221)	(30,075)
Net income (loss)	$13,381	$(2,057)	$65,140	$14,055
Net income per share:
Basic	$0.43	$(0.07)	$2.11	$0.47
Diluted	$0.42	$(0.07)	$2.06	$0.46
Weighted average shares outstanding:
Basic	31,304	30,021	30,854	29,791
Diluted	31,976	30,021	31,578	30,799

Stock-based Compensation, Amortization of Acquired Intangibles, Transaction Costs Related to Business Combinations, and Provisions related to the enactment of the Tax Act

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”), the amortization of acquired intangibles, transaction costs related to business combinations, and the increase in our provision for income taxes resulting from the reduction of net deferred tax assets in association with the enactment of the Tax Act that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Stock-based compensation expense:
Cost of recurring revenues	$4,489	$3,062	$16,087	$11,931
Cost of services revenues	2,357	1,975	9,472	7,909
Sales and marketing	18,774	18,322	71,641	75,428
Research and development	4,333	3,022	16,275	12,026
General and administrative	6,344	8,888	26,878	39,133
Total non-cash stock-based compensation expense	$36,297	$35,269	$140,353	$146,427

Amortization of acquired intangibles:
General and administrative	$4,856	$785	$10,107	$3,129
Total amortization of acquired intangibles	$4,856	$785	$10,107	$3,129

Transaction costs related to business combinations:
General and administrative	$90	$—	$3,059	$—
Total transaction costs related to business combinations	$90	$—	$3,059	$—

Provision for Income Taxes
Provision for income taxes, related to the Tax Act	$—	$8,800	$—	$8,800
Total provision for income taxes	$—	$8,800	$—	$8,800

Stock-based compensation expense associated with modifications and terminations made to the Company’s change-in-control plans in March 2015, February 2016 and February 2017, is shown in the table below (in thousands). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change-in-control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Stock-based compensation expense:
Stock-based compensation expense	$25,884	$18,239	$96,018	81,468
Stock-based compensation expense related to CIC Modifications	10,413	17,030	44,335	64,959
Total non-cash stock-based compensation expense	$36,297	$35,269	$140,353	$146,427

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of December 31, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$151,247	$155,685
Investments in marketable securities	10,741	9,434
Accounts receivable, net	238,768	190,989
Deferred contract costs, prepaid expenses and other current assets	90,761	71,602
Total current assets before funds held for customers	491,517	427,710
Funds held for customers	618,206	563,062
Total current assets	1,109,723	990,772
Property and equipment, net	302,939	243,664
Goodwill	219,904	35,808
Intangible assets, net	144,411	20,862
Deferred contract costs and other assets, net	129,108	53,409
Deferred tax assets, net	14,632	32,696
Total assets	$1,920,717	$1,377,211
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,058	$16,099
Accrued expenses and other liabilities	154,383	60,394
Deferred revenue	238,940	197,088
Capital lease obligations	6,303	5,474
Total current liabilities before customer funds obligations	415,684	279,055
Customer funds obligations	619,230	564,031
Total current liabilities	1,034,914	843,086
Deferred revenue	1,009	1,773
Deferred rent	8,471	5,349
Capital lease obligations	5,739	4,477
Other long-term liabilities	500	4,250
Deferred income tax liability	25,105	251
Total liabilities	1,075,738	859,186

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	360	348
Additional paid-in capital	863,030	609,160
Accumulated other comprehensive loss	(14,574)	(5,912)
Accumulated earnings	207,522	125,788
	1,056,338	729,384
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	844,979	518,025
Total liabilities and stockholders’ equity	$1,920,717	$1,377,211

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$65,140	$14,055
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,217	34,055
Provision for doubtful accounts	7,855	5,727
Non-cash stock-based compensation expense	140,353	146,427
Income taxes	16,131	28,607
Net amortization of premiums and accretion of discounts on available-for-sale securities	(666)	308
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(48,231)	(34,476)
Deferred contract costs, prepaid expenses and other current assets	(37,515)	(9,704)
Deferred contract costs and other assets	(27,495)	(5,977)
Accounts payable	(5,136)	2,580
Accrued expenses, other liabilities and deferred rent	31,633	7,498
Deferred revenue	32,585	24,885
Net cash provided by operating activities	223,871	213,985
Cash flows from investing activities:
Purchases of property and equipment	(80,062)	(77,594)
Purchases of marketable securities	(279,926)	(168,006)
Proceeds from sales and maturities of marketable securities	204,140	121,857
Payments for acquisitions, net	(74,420)	(1,000)
Net change in money market securities and other cash equivalents held to satisfy customer funds obligations	20,370	(37,959)
Net cash used in investing activities	(209,898)	(162,702)
Cash flows from financing activities:
Net proceeds from issuances of Common Stock	3,323	6,565
Shares acquired to settle employee tax withholding liabilities	(64,806)	(68,034)
Principal payments on capital lease obligations	(5,422)	(6,340)
Payments of other long-term liabilities	(3,750)	—
Net change in customer funds obligations	55,200	97,608
Net cash (used in) provided by financing activities	(15,455)	29,799
Effect of exchange rate changes on cash	(2,956)	830
Net (decrease) increase in cash and cash equivalents	(4,438)	81,912
Cash and cash equivalents, beginning of period	155,685	73,773
Cash and cash equivalents, end of period	$151,247	$155,685

Supplemental disclosure of cash flow information:
Cash paid for interest	$596	$498
Cash paid for taxes	$7,581	$2,192

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$9,091	$7,250
Stock consideration recorded for business combination	$172,166	$—
Stock based compensation for capitalized software	$3,533	$4,003
Software agreement	$—	$6,500
Deferred cash consideration recorded for acquisitions	$49,335	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$22,888	$20,043	$80,598	$44,546
Operating income, as a % of total revenues	7.5%	8.0%	7.1%	4.7%
Add back:
Non-cash stock-based compensation expense	36,297	35,269	140,353	146,427
Non-cash amortization of acquired intangible assets	4,856	785	10,107	3,129
Transaction costs related to business combinations	90	—	3,059	—
Non-GAAP operating income	$64,131	$56,097	$234,117	$194,102
Non-GAAP operating income, as a % of total revenues	21.0%	22.3%	20.5%	20.6%

Non-GAAP net income reconciliation:
Net income (loss)	$13,381	$(2,057)	$65,140	$14,055
Add back:
Non-cash stock-based compensation expense	36,297	35,269	140,353	146,427
Non-cash amortization of acquired intangible assets	4,856	785	10,107	3,129
Transaction costs related to business combinations	90	—	3,059	—
Income tax effect of above items	7,768	(8,635)	(32,460)	(54,263)
Provision for income taxes, related to the Tax Act	—	8,800	—	8,800
Non-GAAP net income	$62,392	$34,162	$186,199	$118,148

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income (loss), per diluted share	$0.42	$(0.07)	$2.06	$0.46
Add back:
Non-cash stock-based compensation expense	1.14	1.15	4.44	4.75
Non-cash amortization of acquired intangible assets	0.15	0.03	0.32	0.10
Transaction costs related to business combinations	—	—	0.10	—
Income tax effect of above items	0.24	(0.28)	(1.02)	(1.76)
Provision for income taxes, related to the Tax Act	—	0.28	—	0.29
Non-GAAP net income, per diluted share	$1.95	$1.11	$5.90	$3.84
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	31,304	30,021	30,854	29,791
Diluted	31,976	30,892	31,578	30,799
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. We believe that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Management uses these non-GAAP results to compare our performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to our Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, we present our non-GAAP financial measures in connection with our GAAP results. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate our business.
We present the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and twelve months ended December 31, 2018, stock-based compensation expense was $36.3 million and $140.4 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2017, stock-based compensation expense was $35.3 million and $146.4 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2018, the amortization of acquired intangible assets was $4.9 million and $10.1 million, respectively. For the three and twelve months ended December 31, 2017, the amortization of acquired intangible assets was $0.8 million and $3.1 million, respectively. Amortization of acquired intangible assets is excluded from our non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Transaction costs related to business combinations. In accordance with GAAP, operating expenses include transaction costs for third-party professional services received in connection with business combinations. As we do not acquire or dispose of businesses on a predictable basis, the terms of each business combination are unique and can vary significantly from other business combinations. Significant expenses can be incurred in connection with a business combination that we would not have otherwise incurred in the periods presented as part of our continuing operations. For the three and twelve months ended December 31, 2018, the transaction costs incurred related to business combinations was $0.1 million and $3.1 million, respectively. There were no transaction costs incurred related to business combinations for the three and twelve months ended December 31, 2017. Transaction costs related to business combinations are excluded from Ultimate's non-GAAP financial measures because it is an expense that Ultimate does not consider part of ongoing operations when assessing our financial performance. Ultimate believes that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique business combination histories.